Cloud Medical Doctor Software Corporation
CipherShop License and Subscription Encryption Agreement

Contract # CSL5014

This Agreement ("Agreement") is entered into effect as of June 11, 2014 ("Start Date") between Gawk, Inc. ("Customer"), and Cloud Medical Doctor Software Corporation ("Contractor").

- WHEREAS, the Customer desires to enter into a Subscription Fee Contract for the delivery of secure access over the Internet to a customized and integrated application of Contractor's CypherShop-CipherLoc encryption software;
- WHEREAS, the Contractor is in the business of providing Customers with an Application Service Provider ("ASP") solution for the delivery of customized and integrated CypherShop-CipherLoc encryption software;
- WHEREAS, Contractor is authorized to sell subscriptions to Contractor's cloud based encryption solution;
- WHEREAS, the Contractor maintains a technically qualified staff to deliver over the Internet and maintain the software application and dedicated hardware necessary to deliver the CypherShop-CipherLoc via ASP; and
- WHEREAS, the Contractor is capable of providing training and other supportive services to implement and sustain Contractor's CipherShop-CipherLoc software in an operational encryption environment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

TERMS AND CONDITIONS

Contractor owns and operates the following website: *www.Cloud-MDs.com* (hereinafter, the "Website"). Customer agrees to all of the terms and conditions of this Agreement regarding Customer's use of the Website. These terms and conditions will apply to any and all persons using the Website through Customer (including without limitation the Customer's staff).

Customer is responsible for providing facility workstations, network equipment and broadband communications, which meet Contractor's requirements, at Customer's sole expense.

The Agreement is valid for 48 Months as regards Subscriptions and CipherShop-CipherLoc encryption software licenses are issued on a non-exclusive basis. Customer and Contractor may renew the contract at the end of the contract term for the then current Subscriptions fee schedule. Customer's breach of any terms or conditions of this entire Agreement will result in automatic termination to access Contractor's Website/Software Service. If there is a past due amount on the account for over 30 days, this agreement may be terminated.

All subscription fees must be paid in advance. Contractor must be notified in writing for termination of use. Notices must be sent and signed to the Approver's address on the last page of the Subscription Agreement. Customer may also fax the notice to 1-877-763-3729.

Subscriptions are billed on a monthly basis for new installations based on go-live date. Subscriptions for additional users are billed for the entire month regardless of when they start using the application.

Client will be charged on the Start Date specified in this contract and will receive their user ID and password on the Start Date specified.

LICENSES AND EQUIPMENT

Contractor grants to Customer a non-exclusive encryption license agreement which entitles Customer to utilize Contractor's encryption software solution within the Contractor's business. The number of licenses purchased by the Customer is shown in Schedule A. "License Fees" are set forth in Schedule A under "Licenses". As consideration for the license to use the Contractor's encryption software, the Customer shall pay to the Contractor the amount set forth in Schedule A – "Total License Amount".

SUBSCRIPTION FEES

"Subscription Fees" are set forth in Schedule A "Subscriptions Fees".

COORDINATION OF TRAINING

Training arrangements are set forth in Schedule A. Contractor's support staff will coordinate the training on Contractor's encryption software. Customer's broadband/VPN access must be fully operational before training begins. Once this has been verified, Contractor and Customer will mutually agree upon training dates and times. Contractor shall use commercially reasonable efforts to train the staff sufficiently in order for the staff to be able to train others.

SUPPORT, MAINTENANCE AND ASP UPGRADES

The Contractor shall provide 24/7 monitoring of the ASP to ensure the uptime of the encryption software. Current phone support hours will be posted on Contractor's Website. All of Contractor's customary software upgrades for the encryption are included in the Subscription Fee.

NON-SOLICITATION

During the term of this Agreement and for a period of two (2) year following its expiration or termination, Customer and its parents, subsidiaries and affiliates agree that they will not, directly or indirectly, induce or attempt to induce present or future employees of the Contractor to terminate their employment with the Contractor; solicit any such employees to work for Customer or for any other entity, practice, or organization; or otherwise interfere with such employees' relationships with the Contractor. As a result of the difficulty in measuring damages to the Contractor in the event of a breach of this provision, the Contractor shall be entitled to liquidate damages in an amount equal to two (2) year's annual salary of each employee solicited in violation of this provision. This sum shall be considered as liquidated damages and not as a penalty and is agreed to by the parties given the difficulty of

determining the Contractor's damages in the event of Customer's violation of this provision. Customer shall also be responsible for all of Contractor's reasonable attorneys fees incurred in connection with the enforcement of this provision.

CHANGE ORDER PROCESS

All requests for services that are not specifically itemized in the proposal require a written Change Order. Change Orders will include the scope of the work to be performed, a labor estimate of the work and the cost of any products to be purchased. Customer and Contractor shall mutually agree in writing to the terms and conditions of all Change Orders. All Change Orders will be incorporated into and made a part of this Agreement, and shall be subject to all of the terms and conditions hereof. Contractor will attempt to estimate the total additional time and expense of each Change Order, but cannot guarantee the actual charges that will be incurred. The Change Order process can be initiated by calling our toll-free number at 1-877-763-3729 or by e-mail: support@Cloud-MDs.com. Customer will receive a written authorization from Contractor for the approval of the changes on a case-by-case basis.

CONTENT DISCLAIMER

The information contained on the Website is general in nature and should not substitute for, or be used instead of, the independent judgment of a licensed health care professional. Any reliance on any information appearing on the Website or provided by the Website personnel, others appearing on the site at the invitation of the Website, and/or other visitors to the site is solely at Customer's risk.

USE OF WEBSITE/SOFTWARE

Contractor shall have no responsibility to provide any equipment, access to the World Wide Web, or any other products or services other than the Website. In consideration of the use of the Website, Customer agrees to: (a) provide current, complete and accurate registration information about Customer and/or Customer's organization as requested from time to time; and (b) maintain and update such registration information as necessary to keep it current, complete and accurate. Customer further agrees to comply with any and all requests made Contractor or any of its advertisers to participate in surveys regarding Customer's professional practice or patients, provided that no surveys will require the disclosure of identifiable patient information. Contractor reserves the right to have paid or unpaid advertisements on its Website, and Customer acknowledges that Contractor does not in any way endorse or recommend any of the products so advertised. Contractor may put on promotional and education content on the website.

PROPRIETARY RIGHTS

The Website/Software, including, without limitation, any processes, logos, images or information contained herein, is the property of Contractor and is protected by copyright, trademark and other intellectual property laws. By using the Website/Software, Customer agrees not to reproduce, retransmit, distribute, disseminate, sell, publish, broadcast, print or circulate any of the contents of the Website to anyone without the prior written consent of Contractor. The Website/Software shall be used only by Customer and/or its employees for Customer's own internal business purposes, and Customer shall not use the Website to act as a service bureau for, or to process information for, any entity other than User. Customer shall not delete or permit to be deleted any identifying marks, copyright or proprietary right notices of Contractor. In addition the customer shall not (i) license, sublicense, sell, resell, transfer, assign, distribute or otherwise commercially exploit or make available to any third party the Services or the Content in any way; (ii) modify or make derivative works based upon the Services or the Content; (iii) create Internet "links" to the website or "frame" or "mirror" any Content on any other server or wireless or Internet-based device; or (iv) reverse engineer or access the Services in order to (a) build a competitive product or service, (b) build a product using similar ideas, features, functions or graphics of the Contractor, or (c) copy any ideas, features, functions or graphics of the Contractor.

COMPLIANCE WITH APPLICABLE LAW

Contractor's Website and related technology may be subject to, among other things, United States and/or international laws relating to the import or export of information. Customer agrees to comply with all such applicable international, Federal, state and local laws, and to indemnify and hold Contractor and its officers, directors, shareholders, supervisors, employees, affiliates, agents, and attorneys, including, without limitation, all persons acting by, through, under or in concert with any of them, harmless from any and all claims, losses, liabilities, damages, fines, penalties, costs and expenses (including attorneys' fees) arising from or relating to any acts or omissions of Customer which breach such laws.

LIMITATION OF LIABILITY

THE TOTAL LIABILITY OF CONTRACTOR TO CUSTOMER RELATING TO ANY AND ALL CLAIMS ARISING UNDER THIS AGREEMENT OR RELATING TO CUSTOMER'S USE OF THE WEBSITE/SOFTWARE OR CONTRACTOR'S OBLIGATIONS TO CUSTOMER IS HEREBY LIMITED TO THE AMOUNT PAID IN SUBSCRIPTION FEES. CONTRACTOR SHALL HAVE NO LIABILITY TO CUSTOMER FOR ANY DIRECT OR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

ANY CLAIM RELATED TO THIS AGREEMENT, THE WEBSITE/SOFTWARE OR CONTRACTOR'S OBLIGATIONS TO CUSTOMER WILL BE GOVERNED SOLELY BY COMMERCIAL LEGAL PRINCIPLES. CONTRACTOR WILL NOT HAVE ANY TORT LIABILITY TO CUSTOMER AS A RESULT OF OR ARISING FROM THIS AGREEMENT, THE WEBSITE/SOFTWARE OR CONTRACTOR'S OBLIGATIONS TO CUSTOMER. CUSTOMER'S SOLE REMEDY IN THE EVENT OF A PROBLEM WITH THE WEBSITE/SOFTWARE IS TO REQUEST THAT CONTRACTOR FIX THE PROBLEM.

ANY ACTION OF ANY KIND ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR WITH THE WEBSITE/SOFTWARE MUST BE COMMENCED WITHIN ONE (1) YEAR OF THE DATE UPON WHICH THE CAUSE OF ACTION AROSE.

CUSTOMER ACKNOWLEDGES AND AGREES THAT THE FOREGOING LIMITATIONS OF LIABILITY AND REMEDIES REPRESENT BARGAINED FOR ALLOCATIONS OF RISK WHICH WERE NEGOTIATED AT ARM'S LENGTH. FURTHER, CUSTOMER AGREES THAT THE LIMITATIONS ARE APPROPRIATE GIVEN THAT CONTRACTOR IS PROVIDING ACCESS TO AND USE OF THE WEBSITE/SOFTWARE AT A LOW COST TO CUSTOMER.

DISCLAIMERS OF WARRANTY

CONTRACTOR IS PROVIDING THE WEBSITE/SOFTWARE AND ANY RELATED PRODUCTS OR SERVICES ON AN "AS IS" BASIS, AND CONTRACTOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTIBILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, TITLE, NON-INFRINGEMENT OR ANY OTHER WARRANTY, CONDITION, GUARANTY, OR REPRESENTATION, WHETHER ORAL, IN WRITING OR IN ELECTRONIC FORM, INCLUDING, BUT NOT LIMITED TO, THE ACCURACY OR COMPLETENESS OF ANY INFORMATION CONTAINED HEREIN OR PROVIDED BY CONTRACTOR. SIMILARLY, CONTRACTOR MAKES NO REPRESENTATION OR WARRANTY CONCERNING ERRORS, OMISSIONS, DELAYS, DEFECTS IN, OR THE ACCURACY, COMPLETENESS, TIMELINESS OR USEFULNESS OF, THE INFORMATION SUPPLIED TO CUSTOMERS ON THE WEBSITE OR THE INTERNET GENERALLY, OR THAT ITS FILES ARE FREE FROM VIRUSES OR OTHER DESTRUCTIVE CHARACTERISTICS.

INDEMNITY

Customer shall defend and indemnify Contractor and its officers, directors, trustees, owners, shareholders, members, supervisors, employees, affiliates, agents, and attorneys, including, without limitation, any and all persons and entities acting by, through, under or in concert with any of them, against any and all claims, proceedings, damages, injuries, liabilities, losses, costs and expenses (including, without limitation, attorneys' fees) ("Claims"), arising from or related to this Agreement or Customer's use of the Contractor Website, regardless of the type of Claim or the nature of the cause of action.

TERMINATION

The contractor reserves the right to immediately terminate access to the site without notice in the event that the customer's use of the site can be construed as criminal or unethical. In such case the contractor will be held harmless and the cost of litigation that may arise from such use of the site as described above will be the responsibility of the customer. Furthermore access to data on the site may be restricted.

In the event of repetitive non-payment the contractor may temporarily suspend or permanently terminate access. In the event of such action the customer will be sent a letter of notification regarding the pending action sixty days (60) in advance. Notification will be sent by certified mail through the U.S. Postal system.

CHOICE OF LAW/FORUM

Use of the Website/Software shall be deemed to have occurred in the State of Nevada. This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the State of Nevada, exclusive of conflict of law rules. Any and all proceedings related to the subject matter hereof shall be maintained in the Nevada State Court for the County of Clark County, which courts shall have exclusive jurisdiction for such purpose.

FORCE MAJEURE

If perfomance of this Agreement or any obligation under this Agreement is prevented, restricted, or interfered with by causes beyond either party's reasonable control ("Force Majeure"), then the obligations of the party invoking this provision shall be suspended to the extent necessary by such event. The term Force Majeure shall include, without limitation, acts of God, fire, explosion, terrorism, vandalism, storm or other similar occurrence, orders or acts of military or civil authority, or by national emergencies, insurrections, riots or wars, as well as any acts or omissions of any telecommunications providers, third party vendors, third party payors, or the unavailability of any equipment or support services necessary for Contractor to provide the services hereunder.

The excused party shall use reasonable efforts under the circumstances to avoid or remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes are removed or ceased. An act or omission shall be deemed within the control of a party if committed, omitted, or caused by such party or its employees, officers, agents, or affiliates.

COORDINATION IN TRAINING ARRANGEMENTS

Number of Sessions: Limited phone training will be provided to original staff for the first three (3) months of the go-live date of the contract.

SUPPORT HOURS

E-mail: Response within 24 hours excluding weekend and holidays at support@Cloud-MDs.com.

Live Phone Support: Available Monday through Friday from 8 A.M. to 6:00 P.M. Central Standard Time @ 1-877-763-3729.

COSTS FOR SUPPORT

E-mail: Free and Unlimited.

Live Phone Software Support:

- Monday through Friday, 8:00 AM to 6:00 PM EST for questions or problems regarding the software.

If Contractor is found to be at fault or if the call is for any other purpose other than help desk related, Customer will not be charged and the help desk sessions will not be decremented for that call for that month.

(i) With respect to its claims and eligibility inquiries, Customer shall comply with all applicable laws and regulations (including confidentiality requirements).

(ii) Customer acknowledges and agrees that Contractor makes no warranties, express or implied, regarding the Services or the transaction processing services provided by third parties (including, without limitation, warranties of merchantability or fitness for Customer's particular purpose). Further, Contractor does not warrant that network services or telecommunication links between Customer and Contractor will be uninterrupted, error-free, or completely secure. Contractor disclaims any and all liability resulting from or related to: (a) the acts or omissions of third party vendors; or (b) network or telecommunications problems.

MISCELLANEOUS

This Agreement constitutes the entire understanding between the parties with respect to the subject matter contained herein. This Agreement may be amended or modified from time to time by a writing signed by both parties. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter contained herein. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby. No waiver by any party of any provision of this Agreement in any instance shall be effective unless in writing, signed by the affected party, and no such waiver shall constitute a waiver as to any other provision of this Agreement in any other instance.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Contract on and as of the date first above written.

Accepted By,

Signature: ____________________

Print Name Scott Kettle

Title: Chief Executive Officer

Date: June 11, 2014

Address:
5300 Melrose Avenue
Suite 42
Los Angeles, CA 90038

Approved By,

Signature: ____________________

Michael De La Garza
CEO & President
Cloud Medical Doctor Software Corporation

Date: June 11, 2014

Address:
1291 Galleria Drive
Suite 200
Henderson, NV 89014

Schedule A

Licenses

	Service Level	Number	Unit Price	Total	Services Included
	CipherShop Encryption Software	1	Encryption for Entire Gawk Site	$1,125,000	Encryption

Put a check next to each service selected and enter the quantity, unit price and total.